Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Defiance Financial Corp. Employee Investment Plan of our report dated February 28, 2014, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First Defiance Financial Corp. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP

South Bend, Indiana

July 2, 2014